As filed with the Securities and Exchange Commission on March 8, 2007
Registration No. 333-110707

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Digital Insight Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0493142 (I.R.S. Employer Identification No.)

26025 Mureau Road Calabasas, California (Address of Principal Executive Offices)	91302 (Zip Code)

Jeffrey E. Stiefler
President and Chief Executive Officer
Digital Insight Corporation
26025 Mureau Road
Calabasas, California 91302
(Name and Address of Agent For Service)
(818) 871-0000
(Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION
     The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 7, 2007.

DIGITAL INSIGHT CORPORATION
By:	/s/ Jeffrey P. Hank
Jeffrey P. Hank
Vice President, Treasurer and Chief Financial Officer